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                                                                    Exhibit 10.5

     THIS AGREEMENT made this      day of May , 1999, effective the 15th day of
March,1999.

BETWEEN:

          E-CAPITAL MANAGEMENT INC.
          a body corporate, duly incorporated under the laws of Canada (hereinafter "E-Capital")
                                                  OF THE FIRST PART

          - and -

          thinWEB.com CORPORATION
          a body corporate, duly incorporated under the laws of Delaware (hereinafter "thinWEB")

                                                  OF THE SECOND PART

WHEREAS E-Capital has expertise in arranging financing for companies and assisting in the going public process;

AND WHEREAS E-Capital made an agreement with ThinWeb Software Incorporated ("Software") on or about March 15, 1999 and has been providing services to Software since that time while the detailed terms of its engagement were being finalized. Reference hereinafter to "thinWEB" is intended to also include Software where the context requires;

AND WHEREAS thinWEB acknowledges the services provided to Software to date and desires to continue to utilize the services of E-Capital and to confirm the terms thereof.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set out, the parties agree as follows:

1. thinWEB hereby retains E-Capital and E-Capital hereby agrees to assist thinWEB in its efforts to obtain financing and go public, subject to the terms, conditions and provisions hereof.

2. E-Capital hereby agrees to provide its services to thinWEB, and thinWEB agrees to retain E-Capital on an exclusive basis, until the earlier of:

     (a)  60 days after the date upon which thinWEB becomes publicly traded;

     (b)  December 31, 1999; or

     (c) the date upon which the directors of thinWEB unanimously agree that E-Capital has failed in its efforts to obtain acceptable financing and assist in taking thinWEB public to the extent that it is no longer in the best interests of thinWEB to continue this agreement.
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3.   The services to be rendered to thinWEB shall be subject to the approval and direction of thinWEB's board of directors and designated management to whom E-Capital and its President shall report.

4. E-Capital shall use such employees, consultants and contractors as it deems necessary to assist in the performance of its activities on thinWEB's behalf.

5. E-Capital is not precluded from engaging in similar business activities on behalf of third parties provided such activities do not interfere with the performance of its duties and responsibilities to thinWEB.

6.   The general services to be provided shall include:

     (a) introduction of thinWEB to suitable financial institutions, merchant banks, investment funds, broker-dealers, underwriters, sophisticated investors, and the like, both in North America and abroad, for the purpose of arranging financings and underwriting or investment commitments;

     (b) assistance in negotiating, or negotiating on behalf of thinWEB, with those parties referred to in 6(a) above;

     (c) providing strategic advice to thinWEB with respect to financing and going public planning;

     (d) assisting in the identification and evaluation of going public alternatives;

     (e) assisting in identifying qualified advisors and consultants to aid thinWEB in its efforts to obtain financing and go public; and

     (f) all such other activities which may be considered necessarily ancillary to the foregoing.

7. In addition to the general services described above E-Capital agrees to arrange the following transactions:

     (a) a seed investment of not less than $500,000 USD by way of private placement of common shares of thinWEB at a price of $.50 USD per share (which may be subject to a "finders fee" of up to 10% to a third party consultant);

     (b) the locating, negotiating for and acquiring by reverse takeover of a suitable US shell for going public purposes;

     (c) locating, introducing and negotiating with sophisticated foreign investors to invest in thinWEB and to provide bridge financing on terms to be negotiated, until such time as thinWEB goes public or completes a significant financing;

     (d) introducing a knowledgeable consultant to assist in investigating the feasibility of establishing an R&D affiliate in a low tax foreign jurisdiction; and
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     (e)  arranging a private placement equity financing, on terms acceptable to
     thinWEB, resulting in the receipt by thinWEB of net proceeds of not less than $5,000,000 USD.

8. E-Capital shall at all times observe and comply with all applicable federal, state and provincial securities laws, rules and regulations in connection with any of its aforementioned activities and will take all reasonable steps within its control to prohibit any persons affiliated with E-Capital from engaging in any activities in contravention of such laws, rules and regulations.

9. In consideration of the services to be performed by E-Capital it shall receive the following compensation:

(a) it shall be reimbursed all reasonable out of pocket expenses incurred by it, its employees, contractors and consultants while engaged in activities on behalf of thinWEB, the reasonableness of which shall be determined by thinWEB's management;

(b) it, or its nominee, shall be issued for nominal consideration 1,500,000 convertible preferred shares of thinWEB, which shares shall be convertible into common shares of thinWEB on a one for one basis, provided that the conversion of the shares shall only occur if E-Capital has been instrumental in arranging an acceptable $5,000,000 USD net equity financing as described in paragraph 7(e) above by November 1, 1999 (unless extended by thinWEB).

10. E-Capital shall be responsible for the payment of all of its employees remuneration. The costs and expenses of any contractors retained by E-Capital shall be the sole responsibility of E-Capital, unless otherwise approved by thinWEB.

11. Either party may terminate this agreement for cause, immediately upon notice to the other party upon occurrence of any of the following events:

     (a)  a material breach of any term or provision of this Agreement,
     (b)  violation of any law, rule or regulation.

12. E-Capital shall keep all information it receives about thinWEB, its operations and technology confidential except as is necessary for its activities described above. E-Capital shall, wherever reasonably possible, obtain non-disclosure agreements before providing information about thinWEB to any third parties.

13. This Agreement and matters of its construction, validity and performance shall be governed by the laws of Ontario. If any legal action or other proceeding is brought for the enforcement or interpretation of this Agreement, such legal proceeding shall be brought in Ontario.

14. Notice given by either party to the other shall be considered received on the day of actual receipt. Notice to the parties shall be at the following addresses:

To E-Capital:

     Greg Wilson, President
     14 Slade Crescent
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     Kanata, Ontario
     K2K 2L1

To thinWEB:

     Gary T. Hannah, President
     Suite 101, Phase 3, 6 Antares Drive
     Nepean, Ontario
     K2E 8A9

15.  This Agreement shall not be assigned without  prior written consent.

16. The provisions of this Agreement shall enure to the benefit of and are binding on the successors and permitted assigns of the parties.

     IN WITNESS WHEREOF the parties have approved and executed this Agreement.


                                        E-CAPITAL MANAGEMENT INC.



                                        per:_______________________________



                                        thinWEB.com CORPORATION


                                        per:________________________________
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                                 SCHEDULE "A"

                             LIST OF SHAREHOLDERS


AMERY ASSOCIATES INC.
ARRENDADORA SOLARSA S.A.
BUTTERNUT CAPITAL LIMITED
CANNON EQUITY LIMITED
CORPORATE SOLUTIONS LIMITED
GREENSTED EQUITIES LIMITED
INTERNATIONAL SHAREHOLDINGS CORP.
SEISMIC INVESTMENTS LIMITED
STRATHGLEN CAPITAL LIMITED